Exhibit 99.1

For additional information contact:

Tracy L. Keegan

Executive Vice President and

Chief Financial Officer

(904) 998-5501

Atlantic coast Financial CORPORATION REPORts STRONG third quarter results

➢	third quarter 2015 earnings more than double to $0.07 per diluted share compared with third Quarter 2014
➢	year-over-year portfolio Loan Growth through september reaches 28%
➢	Margin, return on assets, AND return on equity all increase in THIRD quarter 2015

JACKSONVILLE, Fla. (October 28, 2015) – Atlantic Coast Financial Corporation ("Atlantic Coast" or the "Company," NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the "Bank"), today reported earnings per diluted share of $0.07 and $0.46, respectively, for the third quarter and first nine months of 2015, up from $0.03 and $0.06, respectively, for the third quarter and first nine months of 2014.

Commenting on the Company's results for the third quarter and year-to-date period, John K. Stephens, Jr., President and Chief Executive Officer, said, "We are pleased to report continued growth in our portfolio loans, which have increased 28% over the past year to over $540 million. This growth reflects our ongoing efforts to extend the reach of our business while strengthening our existing customer relationships. At the same time, we continue to maintain a disciplined focus on credit quality and are pleased with the stability and performance of our portfolio. Additionally, during the third quarter, we experienced a significant improvement in interest spread and interest margin, as both measures benefited from reduced interest expense as a result of our wholesale debt restructuring transactions in the second quarter. Finally, the recent announcements of consolidation in Northeast Florida further enhance our opportunity to truly build the premier community bank in the markets we serve."

Other significant highlights of the third quarter and first nine months of 2015 include:

•	Net income for the first nine months of 2015 included the impact of the reversal of a valuation allowance against the Company's deferred tax asset, which positively affected income taxes by $8.5 million. This was offset partially by penalties totaling $5.2 million, pre-tax, associated with the prepayment of some of the Company's wholesale debt during June 2015. Together, these transactions added approximately $5.3 million, or $0.34 per diluted share, to net income for the first nine months of 2015. During the first nine months of 2015, core earnings, which is net income excluding the effect of the aforementioned transactions, more than doubled compared with those for the year-earlier period.

•	Net interest spread and net interest margin improved to 3.16% and 3.24%, respectively, for the three months ended September 30, 2015, from 2.48% and 2.69%, respectively, for the same period last year, and improved to 2.75% and 2.89%, respectively, for the nine months ended September 30, 2015, from 2.37% and 2.57%, respectively, for the same period last year.

•	Total loans (including portfolio loans, loans held-for-sale, and warehouse loans held-for-investment) increased 30% to $595.0 million at September 30, 2015, from $457.7 million at September 30, 2014, with contributions coming from all lines of business.

•	Nonperforming assets, as a percentage of total assets, decreased to 0.92% at September 30, 2015, from 0.97% at June 30, 2015, and 1.31% at September 30, 2014.

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ACFC Reports Third Quarter Results

October 28, 2015

•	Total assets increased to $818.0 million at September 30, 2015, from $713.9 million at September 30, 2014, primarily due to an increase in loans during the 12-month period, which was primarily funded by deposits and Federal Home Loan Bank advances.

•	The Company's ratios of total risk-based capital to risk-weighted assets and Tier 1 (core) capital to adjusted total assets were 14.73% and 9.55%, respectively, at September 30, 2015, and each continued to exceed the levels – 10% and 5%, respectively – required for the Bank to be considered well-capitalized.

Tracy L. Keegan, Executive Vice President and Chief Financial Officer, added, "The Company turned in a very solid third quarter performance, characterized by net interest income growth of nearly 29% and net income growth of approximately 123% compared with the third quarter last year. We continue to strengthen our balance sheet in order to maximize our growth and income potential going forward."

Bank Regulatory Capital	At
Key Capital Measures	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
Total risk-based capital ratio (to risk-weighted assets)	14.73%	14.74%	15.86%	17.64%	17.83%
Common equity tier 1 (core) risk-based capital ratio (to risk-weighted assets)	13.47%	13.48%	14.61%	n/a	n/a
Tier 1 (core) risk-based capital ratio (to risk-weighted assets)	13.47%	13.48%	14.61%	16.38%	16.58%
Tier 1 (core) capital ratio (to adjusted total assets) *	9.55%	9.69%	10.38%	10.35%	10.17%

* As a result of regulatory changes (Basel III), Tier 1 (core) capital to adjusted total assets was calculated using a period average based on balances as of September 30, 2015, June 30, 2015 and March 31, 2015. This ratio was calculated using a period-end balance for all other periods presented.

The decrease in capital ratios as of September 30, 2015, compared with those as of June 30, 2015, and September 30, 2014, was primarily due to an increase in assets, which resulted in an increase in risk-weighted assets and adjusted total assets, partially offset by an increase in capital.

Credit Quality	At
	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
	(Dollars in millions)
Nonperforming loans	$4.0	$3.9	$4.4	$4.5	$4.1
Nonperforming loans to total portfolio loans	0.74%	0.82%	0.94%	1.00%	0.95%
Other real estate owned	$3.5	$3.9	$4.2	$3.9	$5.3
Nonperforming assets	$7.5	$7.8	$8.6	$8.4	$9.4
Nonperforming assets to total assets	0.92%	0.97%	1.16%	1.20%	1.31%
Troubled debt restructurings performing for less than 12 months under terms of modification	$5.2	$6.0	$14.1	$13.8	$13.3
Total nonperforming assets and troubled debt restructurings performing for less than 12 months under terms of modification	$12.7	$13.8	$22.7	$22.2	$22.7
Troubled debt restructurings performing for more than 12 months under terms of modification	$29.7	$28.9	$22.1	$21.0	$24.4

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ACFC Reports Third Quarter Results

October 28, 2015

Overall, the Company's credit quality remains strong, as the number and balance of loans reclassified to nonperforming and other real estate owned ("OREO") has stabilized. Nonperforming assets declined at September 30, 2015, compared with those at June 30, 2015, as dispositions of OREO more than offset a slight increase in nonperforming loans. Nonperforming assets declined at September 30, 2015, compared with those at September 30, 2014, as the disposition of OREO and net reductions to nonperforming loans during the 12-month period exceeded net transfers to OREO during the same period.

Provision / Allowance for Loan Losses	At and for the Three Months Ended			At and for the Nine Months Ended
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
	(Dollars in millions)
Provision for portfolio loan losses	$0.2	$0.2	$0.3	$0.6	$1.1
Allowance for portfolio loan losses	$7.6	$7.4	$7.2	$7.6	$7.2
Allowance for portfolio loan losses to total portfolio loans	1.39%	1.53%	1.68%	1.39%	1.68%
Allowance for portfolio loan losses to nonperforming loans	188.63%	187.82%	177.49%	188.63%	177.49%
Net charge-offs	$0.0	$(0.1)	$0.0	$0.1	$0.8
Net charge-offs to average outstanding portfolio loans	(0.03)%	(0.04)%	0.00%	0.02%	0.25%

The decline in the provision for portfolio loan losses in the third quarter of 2015 compared with the third quarter of 2014 reflected improving economic conditions in the Company's markets, which have led to lower net charge-offs over the past 12 months. The increase in the allowance for portfolio loan losses at September 30, 2015, from September 30, 2014, primarily was attributable to loan growth, which reflected an approximately equal mix of organic growth and loan purchases, partially offset by principal amortization and increased prepayments of one- to four-family residential mortgages and home equity loans. Management believes the allowance for portfolio loan losses as of September 30, 2015, is sufficient to absorb losses in portfolio loans as of the end of the period. The decline in net charge-offs for the first nine months of 2015 compared with the first nine months of 2014 primarily reflected a decrease in charge-offs in one- to four-family residential loans, home equity loans and collateral-dependent commercial real estate property.

Net Interest Income	Three Months Ended			Nine Months Ended
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
	(Dollars in millions)
Net interest income	$5.8	$5.0	$4.5	$15.2	$13.0
Net interest margin	3.24%	2.81%	2.69%	2.89%	2.57%
Yield on investment securities	2.11%	2.10%	1.93%	2.06%	2.00%
Yield on loans	4.92%	4.87%	5.44%	4.91%	5.59%
Total cost of funds	1.04%	1.40%	1.64%	1.33%	1.67%
Average cost of deposits	0.51%	0.49%	0.54%	0.50%	0.56%
Rates paid on borrowed funds	2.38%	3.42%	4.15%	3.26%	4.35%

The increase in net interest margin during the third quarter and first nine months of 2015 compared with the year-earlier periods was primarily due to the decrease in rates paid on borrowed funds, as the Company benefited from the prepayment and restructuring of some of its high-cost wholesale debt during the second quarter of 2015. Also contributing to the increase in net interest margin was an increase in higher-margin interest-earning assets outstanding, as the Company has continued to redeploy excess liquidity to grow its portfolio loans, loans held-for-sale, and warehouse loans held-for-investment.

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ACFC Reports Third Quarter Results

October 28, 2015

Noninterest Income / Noninterest Expense	Three Months Ended			Nine Months Ended
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
	(Dollars in millions)
Noninterest income	$1.8	$1.7	$1.8	$5.2	$4.9
Noninterest expense	$5.9	$11.3	$5.5	$22.7	$15.7

The increase in noninterest income during the first nine months of 2015 compared with the same period in 2014 primarily reflected higher gains on loans held-for-sale. The increase in noninterest expense during the third quarter of 2015 compared with the same 2014 period primarily reflected the full salary impact of employees that were added in various areas of the Company throughout 2014, including branch operations and lending, to enhance customer service and promote loan and deposit growth. The increase in noninterest expense during the first nine months of 2015 compared with the same 2014 period primarily reflected penalties associated with the prepayment of some of the Company's high-cost wholesale debt during the second quarter of 2015, as well as the full salary impact of employees that were added in various areas of the Company throughout 2014. The Company believes it is now appropriately staffed for its current business needs; however, the Bank may continue to add production employees to support its overall growth strategies.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. It is a community-oriented financial institution serving northeastern Florida and southeastern Georgia markets. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Relations.

Forward-looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally are identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "will," "should," "plan," "intend," "on condition," "target," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the ability to explore additional growth opportunities; growth and income potential maximization; the allowance for portfolio loan losses being sufficient to absorb losses in respect of portfolio loans; expectations regarding being adequately staffed for current business needs; and the ability to make further additions to current employee headcount as necessary. The Company's consolidated financial results and the forward-looking statements could be affected by many factors, including but not limited to: general economic trends and changes in interest rates; increased competition; changes in demand for financial services; the state of the banking industry generally; uncertainties associated with newly developed or acquired operations; market disruptions; and cyber-security risks. Further information relating to factors that may impact the Company's results and forward-looking statements are disclosed in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date of this release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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ACFC Reports Third Quarter Results

October 28, 2015

ATLANTIC COAST FINANCIAL CORPORATION

Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Interest and dividend income:
Loans, including fees	$6,911	$6,647	$6,160	$19,673	$17,940
Securities and interest-earning deposits in other financial institutions	785	775	957	2,316	3,033
Total interest and dividend income	7,696	7,422	7,117	21,989	20,973

Interest expense:
Deposits	638	578	601	1,766	1,892
Securities sold under agreements to repurchase	1	722	836	1,541	2,638
Federal Home Loan Bank advances	1,233	1,137	1,157	3,453	3,436
Total interest expense	1,872	2,437	2,594	6,760	7,966

Net interest income	5,824	4,985	4,523	15,229	13,007
Provision for portfolio loan losses	195	190	266	582	1,066
Net interest income after provision for portfolio loan losses	5,629	4,795	4,257	14,647	11,941

Noninterest income:
Service charges and fees	717	660	759	2,013	2,076
Gain on sale of loans held-for-sale	440	350	238	1,289	731
Gain on sale of securities available-for-sale	--	--	75	(9)	82
Bank owned life insurance earnings	125	120	118	362	327
Interchange fees	398	408	388	1,201	1,149
Other	130	138	233	392	487
Noninterest income	1,810	1,676	1,811	5,248	4,852

Noninterest expense:
Compensation and benefits	3,205	3,133	2,771	9,254	7,691
Occupancy and equipment	555	538	493	1,607	1,476
FDIC insurance premiums	154	154	232	503	974
Foreclosed assets, net	16	102	15	118	34
Data processing	466	472	378	1,333	1,036
Outside professional services	535	554	386	1,621	1,174
Collection expense and repossessed asset losses	81	105	130	305	424
Securities sold under agreements to repurchase prepayment penalties	--	5,188	--	5,188	--
Other	903	1,040	1,053	2,813	2,850
Noninterest expense	5,915	11,286	5,458	22,742	15,659

Income (loss) before income tax expense	1,524	(4,815)	610	(2,847)	1,134
Income tax expense (benefit)	516	(10,440)	157	(9,876)	250
Net income	$1,008	$5,625	$453	$7,029	$884

Net income per basic and diluted share	$0.07	$0.36	$0.03	$0.46	$0.06

Basic and diluted weighted average shares outstanding	15,399	15,398	15,392	15,398	15,392

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ACFC Reports Third Quarter Results

October 28, 2015

ATLANTIC COAST FINANCIAL CORPORATION

Balance Sheets (Unaudited)

(Dollars in thousands)

	Sept. 30, 2015	Dec. 31, 2014	Sept. 30, 2014
ASSETS
Cash and due from financial institutions	$22,492	$2,974	$6,934
Short-term interest-earning deposits	15,238	19,424	17,977
Total cash and cash equivalents	37,730	22,398	24,911
Investment securities:
Securities available-for-sale	107,551	118,699	166,076
Securities held-to-maturity	16,532	17,919	18,334
Total investment securities	124,083	136,618	184,410
Portfolio loans, net of allowance of $7,630, $7,107 and $7,247, respectively	540,266	446,870	423,545
Other loans:
Loans held-for-sale	4,199	7,219	7,194
Warehouse loans held-for-investment	50,498	33,972	26,976
Total other loans	54,697	41,191	34,170

Federal Home Loan Bank stock, at cost	10,821	6,257	6,707
Land, premises and equipment, net	15,732	14,505	14,497
Bank owned life insurance	16,952	16,590	16,471
Other real estate owned	3,492	3,908	5,285
Accrued interest receivable	2,007	1,924	1,938
Deferred tax assets, net	9,471	--	--
Other assets	2,746	16,237	2,006
Total assets	$817,997	$706,498	$713,940

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$51,362	$41,283	$42,175
Interest-bearing demand	62,385	65,718	66,744
Savings and money markets	173,155	171,657	170,571
Time	209,850	162,122	158,940
Total deposits	496,752	440,780	438,430
Securities sold under agreements to purchase	--	66,300	66,300
Federal Home Loan Bank advances	237,457	123,667	134,333
Accrued expenses and other liabilities	3,716	3,415	4,392
Total liabilities	737,925	634,162	643,455

Common stock, additional paid-in capital, retained deficit, and other equity	81,404	74,345	73,890
Accumulated other comprehensive income (loss)	(1,332)	(2,009)	(3,405)
Total stockholders' equity	80,072	72,336	70,485
Total liabilities and stockholders' equity	$817,997	$706,498	$713,940

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ACFC Reports Third Quarter Results

October 28, 2015

ATLANTIC COAST FINANCIAL CORPORATION

Selected Consolidated Financial Ratios and Other Data (Unaudited)

(Dollars in thousands)

	At and for the Three Months Ended Sept. 30,		At and for the Nine Months Ended Sept. 30,
	2015	2014	2015	2014
Interest rate
Net interest spread	3.16%	2.48%	2.75%	2.37%
Net interest margin	3.24%	2.69%	2.89%	2.57%

Average balances
Portfolio loans receivable, net	$491,006	$423,660	$471,276	$401,661
Total interest-earning assets	719,675	671,560	701,781	674,318
Total assets	792,891	709,539	756,742	712,055
Deposits	502,028	442,226	472,726	451,585
Total interest-bearing liabilities	660,023	591,818	629,445	596,769
Total liabilities	712,863	638,450	680,437	642,457
Stockholders' equity	80,028	71,089	76,305	69,598

Performance ratios (annualized)
Return on average total assets	0.51%	0.26%	1.24%	0.17%
Return on average stockholders' equity	5.04%	2.55%	12.28%	1.69%
Ratio of operating expenses to average total assets	2.98%	2.76%	4.01%	2.93%

Credit and liquidity ratios
Nonperforming loans	$4,045	$4,083	$4,045	$4,083
Foreclosed assets	3,492	5,285	3,492	5,285
Impaired loans	36,298	38,493	36,298	38,493
Nonperforming assets to total assets	0.92%	1.31%	0.92%	1.31%
Nonperforming loans to total portfolio loans	0.74%	0.95%	0.74%	0.95%
Allowance for loan losses to nonperforming loans	188.63%	177.49%	188.63%	177.49%
Allowance for loan losses to total portfolio loans	1.39%	1.68%	1.39%	1.68%
Net charge-offs to average outstanding portfolio loans (annualized)	(0.03)%	0.00%	0.02%	0.25%
Ratio of gross portfolio loans to total deposits	110.30%	98.26%	110.30%	98.26%

Capital ratios
Tangible stockholders' equity to tangible assets*	9.79%	9.87%	9.79%	9.87%
Average stockholders' equity to average total assets	10.09%	10.02%	10.08%	9.77%

Other Data
Tangible book value per share*	$5.16	$4.54	$5.16	$4.54
Stock price per share	5.53	4.08	5.53	4.08
Stock price per share to tangible book value per share*	107.11%	89.77%	107.11%	89.77%

* Non-GAAP financial measure. Because the Company does not currently have any intangible assets, tangible stockholders' equity is equal to stockholders' equity, tangible assets is equal to assets, and tangible book value is equal to book value. Accordingly, no reconciliations are required for these measures.

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